EXHIBIT 4.10
Agreement No.
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****]

15TH AMENDMENT TO THE EQUIPMENT SUPPLY AGREEMENT Entered into on June 26, 2014.
NET+PHONE TELECOMUNICAÇÕES LTDA., limited liability company, headquartered at Avenida Caminho do Mar, No. 3.115, Bloco C, Pavimento Superior, Parte A, City of São Bernardo do Campo, State of São Paulo, enrolled with the National Corporate Taxpayers’ Registry of the Ministry of Finance (“CNPJ/MF”) under No. [*****], herein represented pursuant to its Bylaws, hereinafter referred to as “CLIENT 1”;
PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., corporation, headquartered at Avenida Brigadeiro Faria Lima, 1384, 4th floor, Parte A, City of São Paulo, State of São Paulo, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Bylaws, hereinafter simply referred to as “CLIENT 2”, and jointly with CLIENT 1, as “CLIENTS”;
TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA., limited liability company, headquartered at Rua Santa Mônica, No. 281, Bloco A, City of Cotia, State of São Paulo, Postal Code 06.715-865, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Articles of Incorporation, hereinafter simply referred to as “TRANSIRE SERVIÇOS”; and
TEC TOY S.A., corporation, headquartered at Avenida Ministro Mario Andreazza, 4,120, Distrito Industrial I, City of Manaus, State of Amazonas, Postal Code 69075-830, enrolled with CNPJ/MF under No. 22.770.366/0001-82, with branch at Rua Santa Mônica, 281, Bloco D, Parque Industrial San Jose, City of Cotia, State of São Paulo, Postal Code 06715-865, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Articles of Incorporation, hereinafter simply referred to as “TEC TOY”.
VICTUM SERVIÇOS S.A., private corporation, headquartered at Rua Santa Mônica, No. 281, Bloco E, Parque Industrial San José, City of Cotia, State of São Paulo, Postal Code 06.715-865, enrolled with CNPJ/MF under No. [*****], herein represented pursuant to its Articles of Incorporation, hereinafter simply referred to as “VICTUM”.
TRANSIRE SERVIÇOS, TECTOY and VICTUM are jointly referred to as SERVICE PROVIDERS or SUPPLIERS.
CLIENT 1, CLIENT 2, TRANSIRE SERVIÇOS, TEC TOY and VICTUM are hereinafter individually referred to as “Party” and jointly as “Parties”.
Whereas:
(i)The Parties executed the Equipment Supply Agreement (“Agreement”) as of June 26, 2014, with subsequent amendments on October 21, 2014; July 3, 2015; October 8, 2015; May 20, 2016; December 9, 2016; February 6, 2017; August 25, 2017; November 5, 2019; October 1, 2020; July 20, 2021; March 18, 2022; May 16, 2022; May 23, 2022; and September 27, 2022; and
(ii)The Parties wish to include the provision of services, by the SUPPLIERS, application package update and change of key.

Agreement No.
The Parties hereby have decided to enter into this 15th Amendment to the Equipment Supply Agreement (“Amendment Instrument), pursuant to the following terms and conditions:
1. AMENDMENTS
1.1. The Parties agree to include the services of application package update and change of key of the Equipment, which shall be provided by the SUPPLIERS to the CLIENTS, in compliance with the rules and terms set in the Agreement and Exhibit I, which shall become an integral and inseparable part of the Agreement.
1.2. Due to the new services mentioned above, the Parties agree that the CLIENTS shall pay the rates comprised in Exhibit I hereto, within the terms set in said Exhibit.
2. RETROACTIVITY
2.1. This Amendment Instrument is executed on the date hereof, however, its effects shall relate back to the date of September 1st, 2022, when the Parties had oral understandings concerning its purpose.
3. RATIFICATION
3.1. The Parties ratify all other terms and conditions of the Agreement, making it clear that the terms and clauses that have not been expressly changed by this Instrument shall remain unchanged and fully effective.
In witness whereof, the Parties execute this instrument in the electronic form, and such Parties, together with their Witnesses, acknowledge that electronic, digital, and computerized signatures are valid and fully effective, constituting instrument enforceable out-of-court for all legal purposes, even if it such signatures or certifications are not under ICP-Brazil standards, pursuant to the provisions in paragraphs of Article 10 of the Provisional Presidential Decree No. 2,200/2001 in force in Brazil. Therefore, this Agreement, as well as the Proposals, their exhibits and amendments may be executed through such means.
São Paulo, October 25, 2022.

NET+PHONE TELECOMUNICAÇÕES LTDA.	PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.
TRANSIRE COMÉRCIO E SERVIÇOS DE QUIPAMENTOS LTDA.	TEC TOY S.A.
VICTUM SERVIÇOS S.A.
Witnesses:

1.	2.
Name:	Name:
CPF: [*****]	CPF [*****]

Agreement No.
EXHIBIT I - SERVICES OF APPLICATION PACKAGE UPGRATE AND CHANGE OF
EQUIPMENT KEY
1. Package, Warranty, Prices and Payment Method.
1.1. Package and key:
For each update request received from PagSeguro, the application package and keys must be provided so that we can properly carry out the update.
The application update is fully separated from the process of inserting secure keys, thus, the services are independent with separate costs and flows.
1.2. Warranty:
[*****]warranty.
1.3. Prices:

Model	PagSeguro Application Package Update	Key change
A50	R$ [*****]	R$ [*****]
A930	R$ [*****]	R$ [*****]
P2	R$ [*****]	R$ [*****]
D150	R$ [*****]	R$ [*****]
D175-BT	R$ [*****]	R$ [*****]
D180	R$ [*****]	R$ [*****]
D200	R$ [*****]	R$ [*****]
D177	R$ [*****]	R$ [*****]
D155-2G	R$ [*****]	R$ [*****]
D175-2G	R$ [*****]	R$ [*****]
D190-2G	R$ [*****]	R$ [*****]
D188-2G	R$ [*****]	R$ [*****]
D195-3G	R$ [*****]	R$ [*****]
S920	R$ [*****]	R$ [*****]
Q92	R$ [*****]	R$ [*****]
Q60	R$ [*****]	R$ [*****]
M30	R$ [*****]	R$ [*****]
SK800	R$ [*****]	R$ [*****]
Note: Reminder that none of the activities above refer to maintenance of terminals, as it is directly related to the application or keys.

Agreement No.
1.4. Payment Method:
Conditions: Bank-issued invoice (boleto) for payment within [*****] after the invoice is issued. The billing (invoicing) shall be carried out by the company
VICTUM SERVIÇOS S.A.
Corporate Taxpayers’ Registry # (“CNPJ”): [*****]
Rua Santa Mônica, 281, Bloco E, Parque Industrial San Jose, Cotia/SP, CEP 06715-865
Or
TRANSIRE COMÉRCIO E SERVIÇOS DE EQUIPAMENTOS LTDA.
Corporate Taxpayers’ Registry # (“CNPJ”): [*****]
Rua Santa Mônica, 281, Parque Industrial San Jose, Cotia/SP, CEP 06715-865
1.5. Price Adjustment:
The prices shall be adjusted on [*****].
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